American General Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100345
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		97
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)
The date of this Pricing Supplement is			August 21, 2006
Trade Date:	08/28/06		Issue Date:	08/31/06

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EKN3	5.15%	08/15/09	Semi-Annual	02/15/07	No	N/A
02639EKP8	5.40%	08/15/13	Semi-Annual	02/15/07	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Price to Public	Discounts and Commissions	Survivor*s Option	OID Note	Other Material Terms
02639EKN3	100%	0.650%	Yes	No	N/A
02639EKP8	100%	1.370%	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.

As of September 12, 2005, ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc.  Also, Salomon Smith Barney has changed its name to Citigroup Global Markets Inc.  Consequently, all references in the prospectus to "ABN AMRO Financial Services, Inc." and "Salomon Smith Barney" are amended to read "LaSalle Financial Services, Inc." and "Citigroup Global Markets Inc.", respectively.